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                                                                    Exhibit 9(a)
                           TRANSFER AGENCY AGREEMENT


     AGREEMENT, dated as of December 31, 1996 between THE MUNDER FRAMLINGTON FUNDS TRUST (the "Trust"), a Massachusetts business trust with its principal place of business at 480 Pierce Street, Birmingham, MI 48009, and FIRST DATA INVESTOR SERVICES GROUP, INC. (the "Transfer Agent"), a Massachusetts corporation with principal offices at One Exchange Place, 53 State Street, Boston, Massachusetts 02109.

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Trust is authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Trust initially intends to offer shares in those Portfolios identified in the attached Exhibit 1, and each such Portfolio, together with all other Portfolios subsequently established by the Trust, shall be subject to this Agreement in accordance with Section 17; and

     WHEREAS, the Trust on behalf of the Portfolios, desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities and the Transfer Agent desires to accept such appointment;

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Trust and the Transfer Agent agree as follows:

1.  Definitions.
    ------------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, Partnership Agreement, or similar organizational document as the case may be, of the Trust as the same may be amended from time to time.

     (b) "Authorized Person" shall be deemed to include any person, whether or not any such person is an officer or employee of the Trust, duly authorized to give Oral Instructions or Written Instructions on behalf of the Trust as indicated in a certificate furnished to the Transfer Agent pursuant to Section 4(c) hereof as may be received by the Transfer Agent from time to time.

     (c) "Board of Trustees" shall mean the Board of Trustees, Board of Trustees or, if the Trust is a limited partnership, the General Partner(s) of the Trust, as the case may be.

     (d)  "Commission" shall mean the Securities and Exchange Commission.

     (e) "Transfer Agent" refers to any Transfer Agent or sub-Transfer Agent of securities and other property which the Trust may from time to time deposit, or cause to be deposited or held under the name or account of such a Transfer Agent pursuant to a Transfer Agent Agreement.


     (f) "Trust" shall mean the entity executing this Agreement, and each Portfolio listed on Exhibit 1 or hereafter created and made subject to this Agreement in accordance with Section 17.

     (g)  "1940 Act" shall mean the Investment Company Act of 1940.

     (h) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by the Transfer Agent from a person reasonably believed by the Transfer Agent to be an Authorized Person.

     (i) "Prospectus" shall mean the most recently dated Trust Prospectuses and Statements of Additional Information, including any supplements thereto if any, which have become effective under the Securities Act of 1933 and the 1940 Act.

     (j) "Shares" refers collectively to such shares as capital stock, beneficial interest or limited partnership interests, as the case may be, of the Trust as may be issued form time to time and, if the Trust is a closed-end or a series Trust, as such terms are used in the 1940 Act any other classes or series of stock, shares of beneficial interested or limited partnership interests that may be issued from time to time.

     (k) "Shareholder" shall mean a holder of shares of capital stock, beneficial interest or any other class or series, and also refers to partners of limited partnerships.

     (l) "Written Instructions" shall mean a written communication signed by a person reasonably believed by the Transfer Agent to be an Authorized Person and actually received by the Transfer Agent. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

     2.  Appointment of the Transfer Agent.  The Trust hereby appoints and
         ----------------------------------
constitutes the Transfer Agent as transfer agent, registrar and dividend disbursing agent for Shares of the Trust and as shareholder servicing agent for the Trust. The Transfer Agent accepts such appointments and agrees to perform the duties hereinafter set forth.

     3.  Compensation.
         -------------

     (a) The Trust will compensate or cause the Transfer Agent to be compensated for the performance of its obligations hereunder in accordance with the fees set forth in the written schedule of fees annexed hereto as schedule A and incorporated herein. The Transfer Agent will transmit an invoice to the Trust as soon as practicable after the end of each calendar month which will be detailed in accordance with Schedule A, and the Trust will pay to the Transfer Agent the amount of such invoice within fifteen (15) days after the Trust's receipt of the invoice.

       In addition, the Trust agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by the Transfer Agent in the performance of its duties hereunder. Out-of-

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pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule B and incorporated herein. Schedule B may be modified by the Transfer Agent upon mutual consent of the parties hereto. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by the Transfer Agent in the performance of its obligations hereunder. Reimbursement by the Trust for expenses incurred by the Transfer Agent in any month shall be made as soon as practicable but no later than 15 days after the receipt of an itemized bill from the Transfer Agent.

     (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A, a revised fee schedule executed and dated by the parties hereto.

     4.  Documents.  In connection with the appointment of the Transfer Agent
         ---------
the Trust shall deliver or cause to be delivered to the Transfer Agent the following documents on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for the Transfer Agent to prepare to perform its duties hereunder:

     (a)  If applicable, specimens of the certificates for Shares of the Trust;

     (b) All account applications forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Trust;

     (c) A signature card bearing the signatures of any officer of the Trust or other Authorized Person who will sign Written Instructions or is authorized to give Oral Instructions;

     (d)  A certified copy of the Articles of Incorporation, as amended;

     (e)  A certified copy of the By-Laws of the Trust, as amended;

     (f) A copy of the resolution of the Board of Trustees authorizing the execution and delivery of this Agreement;

     (g) A certified list of Shareholders of the Trust with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Trust held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefor, and the number of shares redeemed by the Trust; and

     (h) An opinion of counsel for the Trust with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933, as amended.

     5.  Further Documentation.  The Trust will also furnish the Transfer
         ---------------------
Agent with copies of the following documents promptly after the same shall become available:

     (a) each resolution of the Board of trustees authorizing the issuance of Shares;

     (b) any registration statements filed on behalf of the Trust and all pre-effective and post-effective amendments thereto filed with the Commission;

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     (c)  a certified copy of each amendment to the Articles of Incorporation or the By-Laws of the Trust;

     (d) certified copies of each resolution of the Board of Trustees or other authorization designating Authorized Persons; and

     (e) such other certificates, documents or opinions as the Transfer Agent may reasonably request in connection with the performance of its duties hereunder.

     6.   Representations of the Trust.  The Trust represents to the Transfer
          ----------------------------
Agent that all outstanding Shares are validly issued, fully paid and non-assessable. When Shares are hereafter issued in accordance with the terms of the Trust's Articles of Incorporation and its Prospectus, such Shares shall be validly issued, fully paid and non-assessable.

    7.   Distributions Payable in Shares.  In the event that the Board of
          -------------------------------
Trustees of the Trust shall declare a distribution payable in Shares, the Trust shall deliver or cause to be delivered to the Transfer Agent written notice of such declaration signed on behalf of the Trust by any officer thereof, upon which the Transfer Agent shall be entitled to rely for all purposes, certifying
(i) the identity of the Shares involved, (ii) the number of Shares involved, and
(iii) that all appropriate action has been taken.

     8.   Duties of the Transfer Agent.  The Transfer Agent shall be
          ----------------------------
responsible for administering and/or performing those functions typically performed by a transfer agent; for acting as a service agent in connection with dividend distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares in accordance with the terms of the Prospectus, applicable law and this Agreement including without limitation, those duties specified in Schedule C attached hereto. In addition, the Trust shall to the Transfer Agent all notices issued by the Trust with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-Laws of the Trust or as required by law and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

     9.   Record Keeping and Other Information.  The Transfer Agent shall
          ------------------------------------
create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule C in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. All such records shall be the property of the Trust and shall be available during regular business hours for inspection, copying and use by the Trust. Where applicable, such records shall be maintained by the Transfer Agent for the periods and in the places required by Rule 31a-2 under the 1940 Act. Upon termination of this Agreement, the Transfer Agent shall deliver all such records to the Trust or such person as the Trust may designate.

     Upon reasonable notice by the Trust, the Transfer Agent shall make available during regular business hours such of its facilities and premises employed in connection with the performance of its duties under this Agreement for reasonable visitation by the Trust, or any

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person retained by the Trust as may be necessary for the Trust to evaluate the quality of the services performed by the Transfer Agent pursuant hereto.

     10.  Other Duties.  In addition to the duties set forth in Schedule C, the
          ------------
Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Trust and the Transfer Agent. The compensation for such other duties and functions shall be reflected in a written amendment to Schedule A or B and the duties and functions shall be reflected in an amendment to Schedule C, both dated and signed by authorized persons of the parties hereto.

     11.  Reliance by Transfer Agent; Instructions.
          -----------------------------------------

     (a) Provided the standard of care in Section 13 has been met, the Transfer Agent will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Trust pursuant to
Section 4(c). Provided the standard of care in Section 13 has been met, the Transfer Agent will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust and the proper countersignature of the Transfer Agent.

     (b) At any time, the Transfer Agent may apply to any Authorized Person of the Trust for Written Instructions and may seek advice from legal counsel for the Trust, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and provided the standard of care in Section 13 has been met, it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Trust or for the Transfer Agent. Written Instructions requested by the Transfer Agent will be provided by the Trust within a reasonable period of time. In addition, the Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Trust only if said representative is an Authorized Person. The Trust agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Trust's failure to so confirm shall not impair in any respect the Transfer Agent's right to rely on Oral Instructions. The Transfer Agent shall have no duty or obligation to inquire into, nor shall the Transfer Agent be responsible for, the legality of any act done by it upon the request or direction of a person reasonably believed by the Transfer Agent to be an Authorized Person.

     (c) Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;
(iii) the legality of the declaration of any dividend by the Board of Trustees, or the legality of the issuance of any Shares in payment of any dividend; or
(iv) the legality of any recapitalization or readjustment of the Shares.

     12.   Acts of God, etc.  The Transfer Agent will not be liable or
           ----------------
responsible for delays or errors by acts of God or by reason of circumstances beyond its control, including acts of civil or

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military authority, national emergencies, labor difficulties, mechanical breakdown, insurrection, war, riots, or failure or unavailability of transportation, communication or power supply, fire, flood or other catastrophe.

     In the event of equipment failures beyond the Transfer Agent's control, the Transfer Agent shall, at no additional expenses to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The foregoing obligation shall not extend to computer terminals located outside of premises maintained by the Transfer Agent. The Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

     13.   Duty of Care and Indemnification.  The Transfer Agent shall be
           --------------------------------
obligated to exercise care and diligence and to act in good faith and to use its best efforts within commercially reasonable limits to ensure the accuracy and completeness of all services performed under this Agreement. The Trust will indemnify the Transfer Agent against and hold it harmless from any and all losses, claims, damages, liabilities or expenses of any sort or kind (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit or other proceeding (a "Claim") arising directly or indirectly from any action or thing which the Transfer Agent takes or does or omits to take or do
(i) at the request or on the direction of or in reliance on the advice of the Trust; (ii) upon Oral or Written Instructions; (iii) in reliance on any records or documents received from the Trust or any Agent of the Trust, including the prior transfer agent; (iv)under the terms of this Agreement; and (v) the offer or sale of Shares in violation of any requirement under Federal or State Securities Laws, provided that neither the Transfer Agent nor any of its nominees or sub-contractors shall be indemnified against any liability to the Trust or to its Shareholders (or any expenses incident to such liability) arising out of the Transfer Agent's or such nominee's or such sub-contractor's own willful misfeasance, bad faith or negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically described in this Agreement.

     In any case in which the Trust may be asked to indemnify or hold the Transfer Agent harmless, the Trust shall be advised of all pertinent facts concerning the situation in question. The Transfer Agent will notify the Trust promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Trust although the failure to do so shall prevent recovery by the Transfer Agent except and to the extent the Trust has been prejudiced thereby. The Trust shall have the option to defend the Transfer Agent against any Claim which may be the subject of this indemnification, and, in the event that the Trust so elects, such defense shall be conducted by counsel chosen by the Trust and reasonably satisfactory to the Transfer Agent, and thereupon the Trust shall take over complete defense of the Claim and the Transfer Agent shall sustain no further legal or other expenses in respect of such Claim. The Transfer Agent will not confess any Claim or make any compromise in any case in which the Trust will be asked to provide indemnification, except with the Trust's prior written consent. The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

     14.   Consequential Damages.  In no event and under no circumstances shall
           ---------------------
either party under this Agreement be liable to the other party for consequential or indirect loss of profits,

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reputation or business or any other special damages under any provision of this
Agreement or for any act or failure to act hereunder.

     15.    Term and Termination.
            --------------------

     (a) This Agreement effective as of the dates first written above with respect to the Trust's respective series and shall continue until December 31, 1997 except as provided in subparagraph (b) of this Section and except that the Trust may terminate this Agreement if the Transfer Agent breaches its duty of care set forth in Section 13 and such breach is not cured within ninety (90) days after written notice of the breach has been received by the Transfer Agent from the Trust. After December 31, 1997, this Agreement shall continue indefinitely until terminated by either party, with or without cause, upon written notice to the other party given at least ninety (90) days prior to such date, except that the Agreement may be terminated at any time as provided in subparagraph (b) of this Section.

     (b) The Transfer Agent represents that it is currently registered with the appropriate Federal agency for the registration of Transfer Agents, and that it will remain so registered for the duration of this Agreement. The Transfer Agent agrees that it will promptly notify the Trust in the event of any material change in its status as a registered Transfer Agent. Should the Transfer Agent fail to be registered with the appropriate Federal agency as a Transfer Agent at any time during this Agreement, the Trust may, on written notice to the Transfer Agent, immediately terminate this Agreement.

     (c) Upon termination of this Agreement and (unless this Agreement is terminated pursuant to subparagraph (b) of this Section 15, or unless the Transfer Agent has breached the standard of care in Section 13 and such breach is incurred on the date notice of termination is given) at the expense of the Trust, the Transfer Agent will deliver to such successor a certified list of shareholders of the Trust (with names and addresses), and all other relevant books, records, correspondence and other Trust records or data in the possession of the Transfer Agent, and the Transfer Agent will cooperate with the Trust and any successor transfer agent or agents in the substitution process.

     16.   Confidentiality. Both parties hereto agree that any non public
           ---------------
information obtained hereunder concerning the other party is confidential and may not be discolored to any other person without the consent of the other party, except as may be required by applicable law or at the request of the Commission or other governmental agency. The Transfer Agent agrees that it shall not use any non-public information for any purpose other than performance of its duties or obligations hereunder. The obligations of the parties under this Section shall survive the termination of this Agreement. The parties further agree that a breach of this Section would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision. Without limiting the foregoing, the Transfer Agent agrees on behalf of itself and its nominees, subcontractors and employees to treat confidentially all records and other information relative to the Trust and its prior, present or potential Shareholders.

     17.   Additional Portfolios.  In the event that the Trust establishes one
           ---------------------
or more Portfolios in addition to those identified in Exhibit 1, with respect to which the Trust desires to have the Transfer Agent render services as transfer agent under the terms hereof, the Trust shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, Exhibit 1 shall be amended to include such additional Portfolios.

     18.   Amendment.  This Agreement may only be amended or modified by a
           ---------
written instrument executed by both parties.

     19.   Subcontracting.  On thirty (30) days prior to written notice to the
           --------------
Trust, the Transfer Agent may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of First Data Corporation provided that (i) the delegate agrees with the Transfer Agent to comply with all relevant provisions of the 1940 Act; (ii) the Transfer Agent and such delegate shall promptly provide such information as the Trust may request, and respond to such question as the Trust may ask, relative to the delegation, including (without limitation) the capabilities of the delegate;
(iii) the delegation of such duties shall not relieve the Transfer Agent of any of its duties hereunder;

     20.   Miscellaneous.
           -------------

     (a) Notices. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

     To the Trust:

                    Lee P. Munder
                    President, The Munder Framlington Funds Trust
                    480 Pierce Street - Suite 300
                    Birmingham, Michigan 48009

     To the Transfer Agent:

                    First Data  Investor Services Group, Inc..
                    4400 Computer Drive
                    Westborough, Massachusetts 01581
                    Attention: President

with a copy to:  the Transfer Agent's General Counsel (same address)

     (b)  Successors.  This Agreement shall extend to and shall be binding upon
          ----------
the parties hereto, and their respective successors.

     (c)  Governing Law.  This Agreement shall be governed exclusively by the
          -------------
laws of the Commonwealth of Massachusetts without reference to the choice of law provisions thereof.

     (d)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

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

     (e)  Captions.  The captions of this Agreement are included for
          --------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (f)  Use of Transfer Agent's Name.  The Trust shall not use the name of the
          ----------------------------
Transfer Agent in any Prospectus, Statement of Additional Information, shareholders' report, sales literature or other material relating to the Trust in a manner not approved prior thereto in writing, provided, that the Transfer Agent need only receive notice of all reasonable uses of its name which merely refer in accurate terms to its appointment and services hereunder or which are required by any Government agency or applicable law or rule.

     (g)  Use of the Trust's Name.  The Transfer Agent shall not use the name
          -----------------------
of the Trust or material relating to the Trust on any documents or forms for other than internal use in a manner not approved prior thereto in writing, provided, that the Trust need only receive notice of all reasonable uses of its name which merely refer in accurate terms to the appointment of the Transfer Agent or which are required by any government agency or applicable law or rule.

     (h)  Independent Contractors.  The parties agree that they are independent
          -----------------------
contractors and not partners or co-venturers.

     (i)  Entire Agreement; Severability.  This Agreement and the Schedules
          ------------------------------
attached hereto constitute the entire agreement of the parties hereto relating to the matters covered hereby and supersede any previous agreements. If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall no be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                           THE MUNDER FRAMLINGTON FUNDS TRUST

                           By:  /s/ Lisa Anne Rosen
                              -------------------------
                              Title:  Secretary and Assistant Treasurer


                           FIRST DATA INVESTOR SERVICES GROUP, INC.

                           By:  /s/ Gerald K Kokos
                              -------------------------
                              Title:  Executive Vice President

                                   EXHIBIT 1

                               LIST OF PORTFOLIOS
                         DATED AS OF DECEMBER 31, 1996


Framlington Emerging Markets Fund
Framlington Healthcare Fund
Framlington International Growth Fund

                                   SCHEDULE A

                              TRANSFER AGENT FEES

1)  Standard Fees:              $40,000 per Portfolio per annum; provided that
                                the aggregate fee for all Portfolios shall not be less than $120,000 per annum

                                The above referenced fees assume a minimum of three Portfolios with no more than five classes per Portfolio. If these assumptions change, the parties shall re-evaluate the fees.

  Other Fees:                   IRA accounts will be charged $10.00 per annum
                                NSCC Transaction Charge is $.15 per financial transaction

2)   One-Time Conversion Fees:  The conversion expenses are estimated at
                                $150,000 of which Transfer Agent will absorb 50%

3)  System Development:         Client defined system enhancements will be
                                agreed upon by Transfer Agent and Munder Capital
                                Management and billed at a rate of $100.00 per hour


Fees will be re-evaluated on or after the first anniversary date.

                                   SCHEDULE B

                             OUT-OF-POCKET EXPENSES

     The Fund shall reimburse the Transfer Agent monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

 .  Microfiche/microfilm production
 .  Magnetic media tapes and freight
 .  Printing costs, including certificates, envelopes, checks and stationery
 .  Postage (bulk, pre-sort, ZIP-4, bar-coding, first class) direct pass through to the Fund
 .  Due diligence mailings
 .  Telephone and telecommunication costs, including all lease, maintenance and line costs
 .  Ad hoc reports
 .  Proxy solicitations, mailings and tabulations
 .  Daily & Distribution advice mailings
 .  Shipping, Certified and Overnight mail and insurance
 .  Year-end form production and mailings
 .  Terminals, communication lines, printers and other equipment specifically required by the Fund
 .  Duplicating services
 .  Courier services
 .  Incoming and outgoing wire charges
 .  Overtime, as approved by the Fund
 .  Federal Reserve charges for check clearance
 .  Record retention, retrieval and destruction costs
 .  Third party audit reviews
 .  Customized systems development after the conversion at the rate of $100.00 per hour
 .  Insurance
 . Such other miscellaneous expenses reasonably incurred by the Transfer Agent in performing its duties and responsibilities under this Agreement as approved by the Fund

     The Trust agrees that postage and mailing expenses will be paid on the day of or prior to mailing is agreed with the Transfer Agent. In addition, the Trust will promptly reimburse the Transfer Agent for any other unscheduled expenses incurred by the Transfer Agent whenever the Trust and the Transfer Agent mutually agree that such expenses are not otherwise properly borne by the Transfer Agent as part of its duties and obligations under the Agreement.

                                   SCHEDULE C

                          DUTIES OF THE TRANSFER AGENT

     1.   Shareholder Information.  The Transfer Agent or its agent shall
          -----------------------
maintain a record of the number of Shares held by each holder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form, and if in certificated form shall include certificate numbers and denominations; historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price for all transactions on a Shareholder's account; any stop or restraining order placed against the Shareholder's account; any correspondence relating to the current maintenance of a Shareholder's account; information with respect to withholdings; and, any information required in order for the Transfer Agent to perform any calculations contemplated or required by its Agreement with the Trust. The Transfer Agent shall keep a record of all redemption checks and dividend checks returned by postal authorities, and shall maintain such records as are required for the Trust to comply with the escheat laws of any State or other authority; shall keep a record of all redemption checks and dividend checks returned by the postal authorities for the period of time they are the Transfer Agent of record and for any records provided by and receipt acknowledged by both parties from any prior Transfer Agent by means of a records certification letter; otherwise the Transfer Agent is not responsible for the said records. The Transfer Agent shall maintain such records as are required or The Trust to comply with the escheat laws of any state or other authority for the period they are Transfer Agent. The Trust will be responsible for notifying and instructing the Transfer Agent to commence the escheatment process on their behalf, for any or all states.

     2.   Shareholder Services.  The Transfer Agent or its agent will
          --------------------
investigate all inquiries from Shareholders of the Trust relating to Shareholder accounts and will respond to all communications from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Trust.

     3.   Share Certificates.
          ------------------

     (a) At the expense of the Trust, it shall supply the Transfer Agent or its agent with an adequate supply of blank share certificates to meet the Transfer Agent or its agent's requirements therefor. Such Share certificates shall be properly signed by facsimile. The Trust agrees that, notwithstanding the death, resignation, or removal of any officer of the Trust whose signature appears on such certificates, the Transfer Agent or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

     (b) The Transfer Agent or its agent shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by the Transfer Agent or its agent of properly executed affidavits and lost certificate bonds, in form satisfactory to the Transfer Agent or its agent, with the Trust and the Transfer Agent or its agent as obligees under the bond.

     (c) The Transfer Agent or its agent shall also maintain a record of each certificate issued and/or canceled the number of Shares represented thereby and the holder of record. With respect to Shares held in open accounts or uncertificated form, i.e., no certificate being issued with respect thereto, the Transfer Agent or its agent shall maintain comparable records of the record holders thereof, including their names, addresses and taxpayer identification. The Transfer Agent or its agent shall further maintain a stop transfer record on lost and/or replaced certificates.

     4.   Mailing Communications to Shareholders; Proxy Materials.  The
          -------------------------------------------------------
Transfer Agent or its agent will address and mail to Shareholders of the Trust, all communicators by the Trust to such Shareholders, including without limitation, confirmations of purchases and sales of Trust shares, monthly statements, all reports to Shareholders, dividend and distribution notices and proxy material for the Trust's meetings of Shareholders. In connection with meetings of Shareholders, the Transfer Agent or its Agent will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

     5.   Sales of Shares.
          ---------------

     (a)  Issuance of Shares.  Upon receipt of a purchase order from or on
          ------------------
behalf of an investor for the purchase of Shares and sufficient information to enable the Transfer Agent to establish a Shareholder account (if it is a new account) and to determine which class of Shares the investor wishes to purchase, and after confirmation of receipt of payment in the form described in the Prospectus for the class of Shares involved, the Transfer Agent shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus relating to such Shares and shall prepare and mail the appropriate confirmation in accordance with legal requirements.

     (b)  Suspension of Sale of Shares.  The Transfer Agent or its agent shall
          ----------------------------
not be required to issue any Shares of the Trust where it has received a Written Instruction from the Trust or official notice from any appropriate authority that the sale of the Shares of the Trust has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of the Transfer Agent or its agent to rely on such Written Instructions or official notice.

     (c)  Returned Checks. In the event that any check or other order for
          ---------------
payment of money is returned unpaid for any reason, the Transfer Agent or its agent will: (i) give prompt notice of such return to the Trust or its designee;
(ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as the Transfer Agent may from time to time deem appropriate.


     6.   Transfer and Redemption.
          -----------------------

     (a)  Requirements for Transfer or Redemption of Shares.  The Transfer
          -------------------------------------------------
Agent or its agent shall process all requests to transfer or repurchase Shares in accordance with the transfer or redemption procedures set forth in the Trust's Prospectus.

          The Transfer Agent or its agent will transfer or redeem Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorse for transfer or redemption, accompanied by such documents as the Transfer Agent or its agent reasonably may deem necessary.

          The Transfer Agent or its agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine. The Transfer Agent or its agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent or its agent, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

     (b)  Notice to Custodian and Trust.  When Shares are redeemed, the Transfer
          -----------------------------
Agent shall, upon receipt of the instructions and documents in proper form, deliver to the Trust's Custodian and to the Trust or its designee a notification setting forth the number of Shares to be redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by the Transfer Agent reflecting outstanding Shares of the Trust involved and Shares attributed to individual accounts.

     (c)  Payment of Redemption Proceeds.  The Transfer Agent shall, upon
          ------------------------------
receipt of the moneys paid to it by the Custodian for the redemption of Shares, pay such moneys as are received form the Custodian, all in accordance with the procedures described in the Written Instruction received by the Transfer Agent form the Trust. It is understood that the Transfer Agent may arrange for the direct payment of redemption proceeds to Shareholders by the Trust's Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time by the Trust, the Transfer Agent and the Trust's Custodian.

          The Transfer Agent shall not process or effect any redemption with respect to Shares of the Trust after receipt by the Transfer Agent of notification of the suspension of the determination of the net asset value of the Trust, provided the Transfer Agent has had a reasonable time to act on such notification.

     7.   Dividends.
          ---------

     (a)  Notice to Agent and Custodian.  Upon the declaration of each dividend
          -----------------------------
receipt of each capital gains distribution by the Board of Trustees of the Trust with respect to Shares of the Trust, the Trust shall furnish or cause to be furnished to the Transfer Agent or its agent a copy of a resolution of the Trust's Board of Trustees certified by the Secretary of The Trust setting forth the date of the declaration of such dividend or distribution, the exdividend date, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share to the shareholders of record as of that date, the total amount payable to the Transfer Agent or its agent on the payment date and whether such dividend or distribution is to be paid in Shares of such class at net asset value.

          On or before the payment date specified in such resolution of the Board of Trustees, the Custodian of the trust will pay to the Transfer Agent sufficient cash to make payment to the shareholders of record as of such payment date.

          After deducting any amount required to be withheld by any applicable tax laws, riles and/or regulations and/or other applicable laws, the Transfer Agent shall in accordance with the instructions in proper form from a Shareholder and the provisions of the applicable dividend resolutions and Prospectus issue and credit the Account of the Shareholder with Shares, or, if the Shareholder so elects, pay such dividends or distributions in cash.

          In lieu of receiving from the Trust's custodian and paying to Shareholders cash dividends or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to Shareholders by the Trust's Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, the Transfer Agent and the Trust's Custodian.

          The Transfer Agent shall prepare, file with the Internal Revenue Services and other appropriate taxing authorities, and address and mail to Shareholders such returns, forms and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and/or resolutions. On behalf of the Trust, the Transfer Agent shall mail certain requests for Shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Trust, all as required by applicable Federal tax laws and regulations.

     (b)  Insufficient Funds for payments. If the Transfer Agent or its agent
          -------------------------------
does not receive sufficient cash from the Custodian to make total dividend and/or distribution payments to all shareholders of the Trust as of the record date, the Transfer Agent or its agent will, upon notifying the Trust, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent or its agent.

    8.   Cooperation with Accountants.  The Transfer Agent shall cooperate with
         ----------------------------
the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under its agreement with the Trust to assure that the necessary information is made available to such accountants for the expression of their opinions as much as they may be required by the Trust from time to time.

     9.   Other Services.  In accordance with the Prospectus and such
          --------------
procedures and controls as are mutually agreed upon from time to time by and among the Trust, the Transfer Agent and the Trust's Custodian, the Transfer Agent shall (a) arrange for issuance of Shares obtained through (i) transfers of Trusts from Shareholders' accounts at financial institutions, (ii) a pre-authorized check plan, if any and (iii) a right of accumulation, if any; (b) arrange for the exchange of Shares for shares of such other funds designated by the Trust from time to time; and (c) arrange for systematic withdrawals from the account of a Shareholder participating in a systematic withdrawal plan, if any.

                            EXHIBIT 1 TO SCHEDULE C

                              SUMMARY OF SERVICES


     The services to be performed by the Transfer Agent or its agent shall include the following:

     A. DAILY RECORDS
        -------------

        Maintain daily the following information with respect to each Shareholder account as received:

    .   Name and Address (Zip Code)
    .   Class of Shares
    .   Taxpayer Identification Number
    .   Balance of Shares held by Agent
    .   Beneficial owner code:  i.e., male, female, joint tenant, etc.
    .   Dividend code (reinvestment)
    .   Number of Shares held in certificate form

    B.  OTHER DAILY ACTIVITY
        --------------------

    . Answer written inquiries relating to Shareholder accounts (matters relating to portfolio management, distribution of Shares and other management policy questions will be referred to the Trust).
    . Process additional payments into established Shareholder accounts in accordance with Written Instruction.
    . Upon receipt of proper instructions and all required documentation, process requests for repurchase of Shares.
    . Identify redemption requests made with respect to accounts in which Shares have been purchased within an agreed-upon period of time for determining whether good funds have been collected with respect to such purchase and process as agree by the Transfer Agent in accordance with Written Instructions set forth by the Trust.
    . Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied.
    .   issue and mail replacement checks.
    .   Open new accounts and maintain records of exchanges between accounts.
    .   Furnish daily requests of transactions in Shares.
    . Calculate sales load or compensation payment (front-end and deferred) and provide such information to the Trust, if any.
    .   Calculate dealer commissions for the Trust, if any.
    . Provide toll-free lines for direct Shareholder use, plus customer liaison staff with on-line inquiry capacity.

        . Mail duplicate confirmations to dealers of their client's activity, whether executed through the dealer or directly with the Transfer Agent, if any.
        . Identify to each series or class of Shares property belonging to such series or class, and in such reports, confirmations and notices to the Trust called for under this Agreement identify the series or class to which such report, confirmation or notice pertains.

   C.   DIVIDEND ACTIVITY
        -----------------

        . Calculate and process Share dividends and distributions as instructed by the Trust.
        . Compute, prepare and mail all necessary reports to Shareholders or various authorities as requested by the Trust. Report to the Trust reinvestment plan share purchases and determination of the reinvestment price.

   D.   MEETINGS OF SHAREHOLDERS
        ------------------------

        . Cause to be mailed proxy and related material for all meetings of Shareholders. Tabulate returned proxies (proxies must be adaptable to mechanical equipment of the Transfer Agent or its agents) and supply daily reports when sufficient proxies have been received.
        .  Prepare and submit to the Trust an Affidavit of Mailing.
        . At the time of the meeting, furnish a certified list of Shareholders, hard copy, microfilm or microfiche and, if requested by the Trust, Inspection of Election.

   E.   PERIODIC ACTIVITIES
        -------------------

        . Cause to be mailed reports, Prospectuses, and any other enclosures requested by the Trust (material must be adaptable to mechanical equipment of Transfer Agent or its agents).
        . Receive all notices issued by the Trust with respect to the Shares in accordance with and pursuant to the Articles of Incorporation and By-Laws and perform such other specific duties as are set forth in the Articles of Incorporation and By-Laws and perform such other specific duties as are set forth in the Articles of Incorporation and By-Laws including a giving of notice of a special meeting and notice of redemption in the circumstances and other wise in accordance with all relevant provisions of the Articles of Incorporation and By-Laws.
        . Furnish monthly reports of transactions in shares by type (custodial, trust, Keogh, IRA, other) including numbers of accounts.
        . Furnish state-by-state registration and sales reports to the Administrator.
        . Provide detail for underwriter or broker confirmations and other participating dealer Shareholder accounting, in accordance with such procedures as may be agreed upon between the Trust and the Transfer Agent, if any.
        . Provide Shareholder lists and statistical information concerning accounts to the Trust.

        . Provide timely notification of Trust activity and such other information as may be agreed upon from time to time between the Transfer Agent and the Custodian, to the Trust or the Custodian.

                                       19